Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Lubben and William W. McGuire, M.D., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the UnitedHealth Group Executive Savings Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of February, 2005.

Signature	Title

/s/ William W. McGuire William W. McGuire, M.D.	Chief Executive Officer and Chairman (principal executive officer)

/s/ Patrick J. Erlandson Patrick J. Erlandson	Chief Financial Officer (principal financial and accounting officer)

/s/ William C. Ballard, Jr. William C. Ballard, Jr.	Director

/s/ Richard T. Burke Richard T. Burke	Director

/s/ Stephen J. Hemsley Stephen J. Hemsley	Director

/s/ James A. Johnson James A. Johnson	Director

/s/ Thomas H. Kean Thomas H. Kean	Director

/s/ Douglas W. Leatherdale Douglas W. Leatherdale	Director

/s/ Mary O. Mundinger Mary O. Mundinger	Director

/s/ Robert L. Ryan Robert L. Ryan	Director

/s/ Donna E. Shalala Donna E. Shalala	Director

/s/ William G. Spears William G. Spears	Director

/s/ Gail R. Wilensky Gail R. Wilensky	Director